Exhibit 99.1
3M Reports Third-Quarter 2026 Results; Raises Full-Year EPS Guidance
•Q3 GAAP sales of $6.6 billion, up 1.0%; operating margin of 23.7%, up 150 bps; EPS of $2.63, up 70%, all YoY
◦Adjusted sales of $6.6 billion with organic growth of 3.3% YoY
◦Adjusted operating margin of 26.2% on new basis1, up 110 bps YoY
◦Adjusted EPS of $2.50 on new basis1, up 12% YoY
•Q3 operating cash flow of $0.5 billion with adjusted free cash flow of $1.2 billion
•2026 adjusted EPS guidance raised to $9.10 to $9.15, incorporating new basis1
ST. PAUL, Minn. – Oct. 20, 2026 − 3M (NYSE: MMM) today reported third-quarter results.
“We delivered another quarter of strong results, including solid sales growth, continued margin expansion, double-digit EPS growth, and robust free cash flow,” said William Brown, 3M Chairman and CEO. “Improving productivity through structural transformation and a stronger pipeline of differentiated technologies reinforce our confidence in the full-year outlook and long-term growth and margin potential. I want to thank the 3M team for their focus on customers and disciplined execution, which continues to strengthen our performance and create shareholder value.”
Third-quarter highlights:

	Q3 2026	Q3 2025
GAAP EPS	$2.63	$1.55
Special items:
Loss on business divestitures	—	0.30
(Increase) decrease in value of Solventum ownership	(0.60)	0.13
Net costs for significant litigation and PFAS exit	0.19	0.19
Transformation costs	0.08	0.02
Amortization and business acquisition-related costs	0.20	0.04
Adjusted EPS	$2.50	$2.23

Memo:
GAAP operating income margin	23.7%	22.2%
Adjusted operating income margin	26.2%	25.1%
•Adjusted (non-GAAP) reporting updated to treat amortization of intangible assets as a special item for all periods presented; no material year-on-year impact on new basis.
•GAAP EPS of $2.63 and operating margin of 23.7%.
•Adjusted EPS of $2.50, up 12% year-on-year.
•Adjusted operating income margin of 26.2%, up 110 basis points year-on-year.

	GAAP	Adjusted (non-GAAP)
Net sales (billions)	$6.6	$6.6
Sales change
Total sales	1.0%	4.2%
Components of sales change:
Organic sales	0.2	3.3
Acquisitions/divestitures	0.9	0.9
Translation	(0.1)	—
Adjusted sales excludes manufactured PFAS products.
•Sales of $6.6 billion, up 1.0% year-on-year with organic sales up 0.2% year-on-year.
•Adjusted sales of $6.6 billion, up 4.2% year-on-year with adjusted organic sales up 3.3% year-on-year.
•3M returned $0.6 billion to shareholders via dividends and share repurchases.
•Cash from operations of $0.5 billion.
•Adjusted free cash flow of $1.2 billion.
1New basis: Updated non-GAAP reporting treats intangible asset amortization as a special item for all periods presented. The change increases base Q3 adjusted operating income margin by approximately 40 bps and adjusted EPS by approximately $0.04. Year-on-year comparisons are not materially impacted as all periods are reflected on the same basis.

Strategic and operational highlights
The following are recently announced highlights:
•3M entered into an expanded strategic commercial relationship with Amazon to deploy and scale 3M’s optical connectivity and other Data Center related products. 3M issued a warrant to Amazon to purchase up to 3.2 million shares of 3M common stock based upon the achievement of $6 billion in cumulative sales of optical connectivity and other Data Center related products over the next seven years, and other event-based milestones.
•3M is collaborating with Genius Electronic Optical Co., Ltd. (GSEO), an optical technology company, to advance technology development and manufacturing for 3M's Expanded Beam Optics (EBO) solutions. In support of these efforts, 3M is investing to acquire ~4.7% of GSEO's common shares. The collaboration brings together 3M's EBO technology leadership, optical interconnect expertise, materials science, manufacturing scale and customer relationships with GSEO's precision optics manufacturing capabilities and production scale.
•3M introduced Cooling Film technology for fleet and rail applications, expanding its portfolio of thermal management solutions for transportation customers. Applied to vehicle roofs, the highly reflective performance film uses thermal management technology to reduce heat buildup and help keep interiors noticeably cooler.
•3M showcased how its materials science expertise supports innovation in golf equipment through its collaboration with PING. By pairing PING’s expertise in club design and custom manufacturing with 3M’s broad portfolio of materials science solutions, the two companies can collaborate on engineering solutions that turn complex technical challenges into repeatable, high-quality results on the course.
•3M and BOE established a joint innovation laboratory to accelerate next-generation display technology development. The joint research and development platform brings together BOE’s display innovation and end-use application expertise with 3M’s materials science capabilities to accelerate higher-performance solutions across LCD, OLED and MLED applications, including improvements in light efficiency, foldable displays and ultra-narrow bezel processes.
•3M continued to expand its work with U.S. and international government customers, with third-quarter awards supporting defense, health care, and emergency response needs. Awards included PELTOR™ communication and hearing protection solutions for various U.S. military services and Scott SCBAs for the U.S. Navy, respirator and SCBA products for the National Institutes of Health, and respirators for international customers, reflecting 3M’s growing work with government partners around the world.
Updated full-year 2026 guidance
3M provided an update to the full-year 2026 guidance provided on July 21, 2026, incorporating the company’s performance year-to-date, the acquisition of Madison Fire & Rescue, and a change in non-GAAP treatment of amortization.
•Adjusted total sales growth2 of >4.5 percent, reflecting adjusted organic sales growth2 of >3.5 percent.
•Adjusted EPS2 of $9.10 to $9.15.
•Adjusted operating cash flow2 of ~$5.9 billion with adjusted free cash flow of ~$4.8 billion.
2As further discussed at 5 within the "Supplemental Financial Information Non-GAAP Measures" sections, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference call
3M will conduct an investor teleconference at 9 a.m. ET (8 a.m. CT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings

Forward-looking statements
Certain statements in this document, as well as other filings we make with the United States Securities and Exchange Commission (“SEC”) and other written and oral information we release are considered "forward-looking statements" under the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended ("PSLRA"). Forward-looking statements may appear throughout this document and are typically identified by the words "aim," "anticipate," "believe," "can," "continue," "could," "estimate," "evaluate," "expect," "forecast," "future," "goal," "guidance," "impact," "initial," "intend," "likely," "may," "outlook," "plan," "possible," "potential," "predict," "probable," "project," "seek," "should," "strategy," "target," "will," "would," and other words that are similar to, or have the opposite meanings of, those words.
All forward-looking statements are intended to enjoy the protection of the PSLRA’s safe harbor for forward-looking statements, as well as the protections provided by other securities laws. Forward-looking statements speak only as of the date they are made and the Company assumes no obligation to update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Although the Company believes it has a reasonable basis for the forward-looking statements it makes, those statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Changes in those assumptions, expectations, or other factors could produce materially different results. The most important risks, uncertainties, and other factors that could cause the Company's actual results to differ from the Company's forward-looking statements include: (1) worldwide economic, political, regulatory, international trade, geopolitical, tariffs, and retaliatory countermeasures, capital markets, and other external conditions, (2) foreign currency exchange rates and fluctuations in those rates, (3) liabilities and contingencies related to PFAS, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's exit of PFAS manufacturing and work to discontinue use of PFAS across its product portfolio, (4) risks related to the PWS Settlement to resolve claims by public water suppliers in the United States regarding PFAS, as well as risks related to ongoing PFAS-related settlements and claims, (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q, and 8-K, as well as compliance risks related to legal or regulatory requirements, government contract requirements, policies and practices, or other matters that require or encourage the Company or its customers, suppliers, vendors, or channel partners to conduct business in a certain way, (6) competitive conditions and customer preferences, (7) the timing and market acceptance of new product and service offerings, (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, tariffs, supply chain interruptions, or natural or other disasters, (9) unanticipated problems or delays when implementing new business systems and solutions, including with the phased implementation of a global enterprise resource planning system, or security breaches and other disruptions to the Company's information or operational technology infrastructure, (10) use of artificial intelligence technologies, (11) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies, (12) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities, (13) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans, (14) the Company’s credit ratings and its cost of funding, (15) tax-related external conditions, including changes in tax rates, laws, or regulations, (16) matters relating to the Company's Aearo Entities, Combat Arms Earplugs Settlement, and related products, and (17) matters relating to the spin-off of Solventum, the Company's former Health Care business, into an independent public company.
Those risks, uncertainties, and other factors are further described in Part I, Item 1A, "Risk Factors" of the Company's Form 10-K for the year ended December 31, 2025. For additional information concerning factors that may cause actual results to differ materially from the Company's forward-looking statements, see the Company's reports on Form 10-K, 10-Q, and 8-K filed with the SEC from time to time.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net sales	$6,584	$6,517	$19,114	$18,815

Operating expenses
Cost of sales	3,801	3,792	11,192	10,916
Selling, general and administrative expenses	921	820	2,726	3,032
Research, development and related expenses	304	297	914	870
Loss on business divestitures	—	161	343	164
Total operating expenses	5,026	5,070	15,175	14,982
Operating income	1,558	1,447	3,939	3,833

Other expense (income), net	(112)	300	271	378

Income before income taxes	1,670	1,147	3,668	3,455
Provision for income taxes	261	308	665	818
Income of consolidated group	1,409	839	3,003	2,637

Income from unconsolidated subsidiaries, net of taxes	1	2	4	51
Net income including noncontrolling interests (NCIs)	1,410	841	3,007	2,688

Net income (loss) attributable to NCIs and adjustment to redeemable NCI	37	7	48	15
Net income attributable to 3M common shareholders	$1,373	$834	$2,959	$2,673

Earnings per share attributable to 3M common shareholders:
Weighted average 3M common shares outstanding — basic	518.8	534.1	522.5	538.4
Earnings per share — basic	$2.65	$1.56	$5.66	$4.97

Weighted average 3M common shares outstanding — diluted	522.6	538.1	525.9	542.1
Earnings per share — diluted	$2.63	$1.55	$5.63	$4.93

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$4,835	$5,235
Marketable securities	310	698
Accounts receivable – net	4,116	3,533
Inventories	4,081	3,661
Prepaids	482	391
Assets held for sale	—	46
Other current assets	2,890	2,823
Total current assets	16,714	16,387
Property, plant and equipment – net	6,969	7,101
Goodwill and intangible assets – net	9,396	7,522
Other assets	6,447	6,723
Total assets	$39,526	$37,733
Liabilities, redeemable noncontrolling interest and equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$2,439	$1,670
Accounts payable	3,040	2,702
Accrued payroll	619	718
Liabilities held for sale	—	55
Other current liabilities	5,770	4,450
Total current liabilities	11,868	9,595
Long-term debt	12,558	10,932
Other liabilities	9,960	12,459
Total liabilities	34,386	32,986
Redeemable noncontrolling interest	971	—
Total equity	4,169	4,747
Shares outstanding
September 30, 2026: 516,729,574
December 31, 2025: 530,279,131
Total liabilities, redeemable noncontrolling interest and equity	$39,526	$37,733

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
	2026	2025
Net cash provided by (used in) operating activities	$2,046	$723

Cash flows from investing activities:
Purchases of property, plant and equipment	(704)	(662)
Acquisitions, net of cash acquired	(1,910)	—
Purchases and proceeds from sale or maturities of marketable securities and investments – net	390	2,346
Proceeds from (payments for) sale of businesses, net of cash sold	(326)	5
Other investing activities	38	66
Net cash provided by (used in) investing activities	(2,512)	1,755

Cash flows from financing activities:
Change in debt – net	2,525	(705)
Purchases of treasury stock and dividends paid to shareholders	(4,441)	(3,874)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	702	1,219
Proceeds from investment by noncontrolling interest	1,277	—
Other financing activities	(38)	(39)
Net cash provided by (used in) financing activities	25	(3,399)

Effect of exchange rate changes on cash and cash equivalents	(5)	36

Net increase (decrease) in cash and cash equivalents, including cash classified within assets held for sale	(446)	(885)
Less: net increase (decrease) in cash classified within assets held for sale	(46)	44
Net increase (decrease) in cash and cash equivalents	(400)	(929)
Cash and cash equivalents at beginning of year	5,235	5,600
Cash and cash equivalents at end of period	$4,835	$4,671

3M Company and Subsidiaries
SALES CHANGE ANALYSIS3
(Unaudited)

	Three months ended September 30, 2026
By reportable business segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	7.0%	3.1%	(1.2)%	0.2%	9.1%
Transportation and Electronics	0.5	—	—	(0.1)	0.4
Consumer	(0.2)	—	—	(0.2)	(0.4)
Total reportable business segments	3.4	1.4	(0.5)	—	4.3
Total Company	0.2	1.4	(0.5)	(0.1)	1.0
By geographic area
United States and Canada	3.9%	1.4%	(0.3)%	(0.1)%	4.9%
Latin America	7.2	—	(0.1)	4.0	11.1
China	(10.7)	—	(0.5)	3.9	(7.3)
Other Asia	(2.9)	0.7	(0.2)	(3.4)	(5.8)
Europe, Middle East and Africa	(2.8)	3.5	(1.4)	(1.0)	(1.7)

	Nine months ended September 30, 2026
By reportable business segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	6.1%	1.0%	(0.8)%	1.7%	8.0%
Transportation and Electronics	2.1	—	(0.2)	0.9	2.8
Consumer	(1.2)	—	—	0.6	(0.6)
Total reportable business segments	3.3	0.5	(0.4)	1.2	4.6
Total Company	0.4	0.5	(0.4)	1.1	1.6
By geographic area
United States and Canada	0.6%	0.5%	(0.3)%	0.1%	0.9%
Latin America	3.0	—	(0.2)	5.3	8.1
China	0.7	0.1	(0.4)	4.4	4.8
Other Asia	0.1	0.2	(0.1)	(2.7)	(2.5)
Europe, Middle East and Africa	(1.2)	1.2	(1.1)	3.7	2.6
3Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income as its measure of segment profit, which is reconciled to both total 3M operating income and income before taxes. This measure excludes certain expenses and income not allocated to business segments (as described below in “Corporate”).
Effective in 2026, the measure of segment operating performance and segment composition used by 3M’s chief operating decision maker (CODM) changed. As a result, 3M’s disclosed measure of segment profit and other segment-related amounts were updated to reflect these changes for all periods presented. The changes include the following items now reflected within Corporate:
•Effective third quarter 2026 - acquired intangible asset amortization: This is now reflected as a Corporate special item rather than within reportable business segment operating income.
•Effective earlier in 2026:
◦Manufactured PFAS products activity and net costs for respirator mask/asbestos litigation special items: These special items were moved into Corporate from the Transportation and Electronics segment and Safety and Industrial segment, respectively.
◦Business acquisition-related costs: These costs are now reflected as a Corporate special item rather than within reportable business segment operating income. There were no such material costs in prior periods presented.

	Three months ended September 30,		Nine months ended September 30,

Net sales (millions)	2026	2025	2026	2025
Abrasives	$326	$344	$1,017	$999
Automotive Aftermarket	309	293	896	874
Electrical Markets	423	373	1,170	1,047
Industrial Adhesives and Tapes	633	587	1,879	1,698
Industrial Specialties Division	312	297	924	879
Personal Safety	848	787	2,501	2,285
Fire Safety and Rescue	206	108	430	342
Roofing Granules	125	128	386	395
Total Safety and Industrial business segment	3,182	2,917	9,203	8,519

Advanced Materials	175	149	484	440
Automotive and Aerospace	490	484	1,459	1,433
Commercial Branding and Transportation	718	691	2,095	1,996
Electronics	616	668	1,875	1,883
Total Transportation and Electronics business segment	1,999	1,992	5,913	5,752

Consumer Safety and Well-Being	307	294	874	848
Home and Auto Care	307	304	953	909
Home Improvement	414	417	1,087	1,117
Packaging and Expression	279	297	771	832
Total Consumer business segment	1,307	1,312	3,685	3,706
Total reportable business segments	6,488	6,221	18,801	17,977

Corporate	96	296	313	838
Total Company	$6,584	$6,517	$19,114	$18,815

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,

Operating income (millions)	2026	2025	2026	2025
Safety and Industrial	$960	$792	$2,642	$2,279
Transportation and Electronics	468	484	1,371	1,354
Consumer	300	292	770	780
Total reportable business segments	1,728	1,568	4,783	4,413
Corporate
Corporate-level (expense) income	(2)	17	33	89
Corporate special items:
Net costs for significant litigation and PFAS exit	(46)	65	(59)	(356)
Amortization and business acquisition-related costs	(64)	(26)	(125)	(78)
(Loss) gain on business divestitures	—	(161)	(343)	(164)
Manufactured PFAS products	—	(2)	(126)	(57)
Transformation costs	(58)	(14)	(224)	(14)
Total Corporate	(170)	(121)	(844)	(580)
Total Company operating income	1,558	1,447	3,939	3,833

Other expense/(income), net	(112)	300	271	378
Income before income taxes	$1,670	$1,147	$3,668	$3,455
Corporate
Outside of 3M's reportable segments, 3M has Corporate, which is not a reportable business segment as it does not meet the segment reporting criteria. Because Corporate includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.
Corporate operating income (loss) includes:
•Corporate-level (expense) income includes:
◦certain enterprise and governance activities resulting in unallocated corporate costs and other activity or costs that 3M may choose not to allocate directly to its business segments,
◦commercial activity with Solventum following its April 2024 spin-off from 3M, as well as certain operations of 3M’s former health care business segment that were retained by 3M, and
◦transition arrangement agreements (e.g., fees charged by 3M, net of underlying costs) related to divested businesses, including those related to Solventum.
•Corporate special items include, for the periods presented:
◦net costs for significant litigation and PFAS exit impacting operating income (loss),
◦acquired intangible asset amortization and business acquisition-related costs,
◦manufactured PFAS products activity,
◦(loss) gain on business divestitures, and
◦transformation program restructuring and related charges.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impact of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful:
•Net sales (and sales change)	Considered in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items
•Operating income (loss) and operating income (loss) margin (and expansion)
•Income before taxes
•Provision for income taxes and effective tax rate
•Net income
•EPS

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) and adjusted free cash flow	Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

(Dollars in millions, except per share amounts)	Three months ended September 30, 2025
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$6,517	$1,447	22.2%	$1,147	$308	26.8%	$834	$1.55
Corporate GAAP amounts	$296	$(121)
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	(65)		56	(45)		101	0.19
Amortization and business acquisition-related costs	—	26		26	5		21	0.04
Loss on business divestitures	—	161		161	2		159	0.30
Manufactured PFAS products	(199)	2		2	1		1	—
Solventum ownership - change in value	—	—		94	23		71	0.13
Transformation costs	—	14		14	3		11	0.02
Total special items	(199)	138		353	(11)		364	0.68
Total Company adjusted amounts (non-GAAP measures)[4]	$6,318	$1,585	25.1%	$1,500	$297	19.9%	$1,198	$2.23
Corporate adjusted amounts (non-GAAP measures)[4]	$97	$17

(Dollars in millions, except per share amounts)	Three months ended September 30, 2026
	Operating income	Operating income margin	Operating income margin expansion	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS	EPS percent change
Total Company GAAP amounts	$1,558	23.7%	150 bps	$1,670	$261	15.7%	$1,373	$2.63	70%
Corporate GAAP amounts	$(170)
Adjustments for special items:
Net costs for significant litigation and PFAS exit	46			160	61		99	0.19
Amortization and business acquisition-related costs	64			64	(14)		102	0.20
Solventum ownership - change in value	—			(281)	32		(313)	(0.60)
Transformation costs	58			58	13		45	0.08
Total special items	168			1	92		(67)	(0.13)
Total Company adjusted amounts (non-GAAP measures)[4]	$1,726	26.2%	110 bps	$1,671	$353	21.1%	$1,306	$2.50	12%
Corporate adjusted amounts (non-GAAP measures)[4]	$(2)
4These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Nine months ended September 30, 2025
(Dollars in millions, except per share amounts)	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$18,815	$3,833	20.4%	$3,455	$818	23.7%	$2,673	$4.93
Corporate GAAP amounts	$838	$(580)
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	356		751	(1)		752	1.39
Amortization and business acquisition-related costs	—	78		78	17		61	0.11
Loss on business divestitures	—	164		164	3		161	0.30
Manufactured PFAS products	(559)	57		57	14		43	0.08
Solventum ownership - change in value	—	—		(242)	23		(265)	(0.49)
Transformation costs	—	14		14	3		11	0.02
Total special items	(559)	669		822	59		763	1.41
Total Company adjusted amounts (non-GAAP measures)[4]	$18,256	$4,502	24.7%	$4,277	$877	20.6%	$3,436	$6.34
Corporate adjusted amounts (non-GAAP measures)[4]	$279	$89

	Nine months ended September 30, 2026
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income	Operating income margin	Operating income margin expansion		Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS	EPS percent change
Total Company GAAP amounts	$19,114	1.6%	$3,939	20.6%	20	bps	$3,668	$665	18.1%	$2,959	$5.63	14%
Corporate GAAP amounts	$313		$(844)
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—		59				411	100		311	0.59
Amortization and business acquisition-related costs	—		125				125	(3)		152	0.29
Loss on business divestitures	—		343				343	21		322	0.61
Manufactured PFAS products	(27)		126				126	31		95	0.18
Solventum ownership - change in value	—		—				(228)	43		(271)	(0.52)
Transformation costs	—		224				224	53		171	0.33
Total special items	(27)		877				1,001	245		780	1.48
Total Company adjusted amounts (non-GAAP measures)[4]	$19,087	4.5%	$4,816	25.2%	50	bps	$4,669	$910	19.5%	$3,739	$7.11	12%
Corporate adjusted amounts (non-GAAP measures)[4]	$286		$33

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
In the third quarter of 2026, 3M changed its non-GAAP reporting to include amortization of acquired intangible assets as a special item. The following reconciliations present additional prior periods retrospectively reflecting this change.

(Dollars in millions, except per share amounts)	Three months ended March 31, 2026
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$6,030	$1,397	23.2%	$878	$221	25.2%	$653	$1.23
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	(170)		(45)	(25)		(20)	(0.04)
Loss on business divestitures	—	7		7	1		6	0.01
Amortization and business acquisition-related costs	—	25		25	6		19	0.04
Manufactured PFAS products	(27)	126		126	31		95	0.18
Solventum ownership - change in value	—	—		356	—		356	0.67
Transformation costs	—	66		66	16		50	0.09
Total special items	(27)	54		535	29		506	0.95
Total Company adjusted amounts (non-GAAP measures)[4]	$6,003	$1,451	24.2%	$1,413	$250	17.7%	$1,159	$2.18

(Dollars in millions, except per share amounts)	Three months ended June 30, 2026
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$6,500	$984	15.1%	$1,120	$183	16.3%	$933	$1.78
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	183		296	64		232	0.44
Loss on business divestitures	—	336		336	20		316	0.61
Amortization and business acquisition-related costs	—	36		36	5		31	0.06
Solventum ownership - change in value	—	—		(303)	11		(314)	(0.60)
Transformation costs	—	100		100	24		76	0.15
Total special items	—	655		465	124		341	0.66
Total Company adjusted amounts (non-GAAP measures)[4]	$6,500	$1,639	25.2%	$1,585	$307	19.4%	$1,274	$2.44

(Dollars in millions, except per share amounts)	Three months ended March 31, 2025
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$5,954	$1,246	20.9%	$1,385	$265	19.1%	$1,116	$2.04
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	74		224	(2)		226	0.41
Amortization and business acquisition-related costs	—	26		26	6		20	0.03
Manufactured PFAS products	(174)	38		38	9		29	0.06
Solventum ownership - change in value	—	—		(343)	—		(343)	(0.63)
Total special items	(174)	138		(55)	13		(68)	(0.13)
Total Company adjusted amounts (non-GAAP measures)[4]	$5,780	$1,384	24.0%	$1,330	$278	20.9%	$1,048	$1.91

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

(Dollars in millions, except per share amounts)	Three months ended June 30, 2025
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$6,344	$1,140	18.0%	$923	$245	26.6%	$723	$1.34
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	347		471	46		425	0.79
Amortization and business acquisition-related costs	—	26		26	6		20	0.04
Loss on business divestitures	—	3		3	1		2	—
Manufactured PFAS products	(186)	17		17	4		13	0.02
Solventum ownership - change in value	—	—		7	—		7	0.01
Total special items	(186)	393		524	57		467	0.86
Total Company adjusted amounts (non-GAAP measures)[4]	$6,158	$1,533	24.9%	$1,447	$302	20.9%	$1,190	$2.20

(Dollars in millions, except per share amounts)	Three months ended December 31, 2025
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$6,133	$796	13.0%	$758	$185	24.5%	$577	$1.07
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	185		310	10		300	0.56
Amortization and business acquisition-related costs	—	26		26	7		19	0.04
Loss on business divestitures	—	(2)		(2)	—		(2)	—
Manufactured PFAS products	(110)	235		235	22		213	0.39
Solventum ownership - change in value	—	—		(160)	—		(160)	(0.30)
Transformation costs	—	55		55	(4)		59	0.11
Total special items	(110)	499		464	35		429	0.80
Total Company adjusted amounts (non-GAAP measures)[4]	$6,023	$1,295	21.5%	$1,222	$220	17.8%	$1,006	$1.87

(Dollars in millions, except per share amounts)	Full Year December 31, 2025
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$24,948	$4,629	18.6%	$4,213	$1,003	23.8%	$3,250	$6.00
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	541		1,061	9		1,052	1.95
Amortization and business acquisition-related costs	—	104		104	24		80	0.14
Loss on business divestitures	—	162		162	3		159	0.29
Manufactured PFAS products	(669)	292		292	36		256	0.47
Solventum ownership - change in value	—	—		(402)	23		(425)	(0.78)
Transformation costs	—	69		69	(1)		70	0.13
Total special items	(669)	1,168		1,286	94		1,192	2.20
Total Company adjusted amounts (non-GAAP measures)[4]	$24,279	$5,797	23.9%	$5,499	$1,097	20.0%	$4,442	$8.20

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

(Dollars in millions, except per share amounts)	Full Year December 31, 2024
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M common shareholders	EPS
Total Company GAAP amounts	$24,575	$4,822	19.6%	$4,819	$804	16.7%	$4,009	$7.26
Adjustments for special items:
Net costs for significant litigation and PFAS exit	—	81		800	68		732	1.32
Divestiture costs	—	20		20	(111)		131	0.24
Amortization and business acquisition-related costs	—	108		108	26		82	0.15
Manufactured PFAS products	(945)	144		144	34		110	0.20
Pension risk transfer charge	—	—		808	191		617	1.11
Solventum ownership - change in value	—	—		(1,564)	—		(1,564)	(2.83)
Total special items	(945)	353		316	208		108	0.19
Total Company adjusted amounts (non-GAAP measures)[4]	$23,630	$5,175	21.9%	$5,135	$1,012	19.7%	$4,117	$7.45

2026 forecast
2026 adjusted operating income margin expansion (non-GAAP measure)[4,5]	~24.6%
2026 adjusted earnings per share (non-GAAP measure)[4,5]	$9.10 to $9.15
2026 adjusted effective tax rate (non-GAAP measure)[4,5]	~20%
53M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation and PFAS exit; business acquisition-related costs; projected divestiture gains (losses); changes in value of Solventum ownership; transformation costs; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted guidance it provides until close of a transaction, unless otherwise indicated. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended September 30, 2026
Sales change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	0.2%	1.4%	(0.5)%	(0.1)%	1.0%
Remove manufactured PFAS products special item impact	3.1	—	—	0.1	3.2
Adjusted total Company (non-GAAP measures)[4]	3.3%	1.4%	(0.5)%	—%	4.2%
By geographic area
United States and Canada	3.9%	1.4%	(0.3)%	(0.1)%	4.9%
Remove manufactured PFAS products special item impact	2.9	—	—	—	2.9
Adjusted United States and Canada (non-GAAP measures)[4]	6.8%	1.4%	(0.3)%	(0.1)%	7.8%

Latin America	7.2%	—%	(0.1)%	4.0%	11.1%
Remove manufactured PFAS products special item impact	0.5	—	—	—	0.5
Adjusted Latin America (non-GAAP measures)[4]	7.7%	—%	(0.1)%	4.0%	11.6%

China	(10.7)%	—%	(0.5)%	3.9%	(7.3)%
Remove manufactured PFAS products special item impact	3.4	0.1	(0.1)	0.1	3.5
Adjusted China (non-GAAP measures)[4]	(7.3)%	0.1%	(0.6)%	4.0%	(3.8)%

Other Asia	(2.9)%	0.7%	(0.2)%	(3.4)%	(5.8)%
Remove manufactured PFAS products special item impact	4.2	0.1	—	(0.3)	4.0
Adjusted Other Asia (non-GAAP measures)[4]	1.3%	0.8%	(0.2)%	(3.7)%	(1.8)%

Europe, Middle East & Africa	(2.8)%	3.5%	(1.4)%	(1.0)%	(1.7)%
Remove manufactured PFAS products special item impact	3.8	0.1	(0.1)	—	3.8
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	1.0%	3.6%	(1.5)%	(1.0)%	2.1%
By particular country
United States	4.0%	1.2%	(0.3)%	—%	4.9%
Remove manufactured PFAS products special item impact	3.0	0.3	(0.1)	—	3.2
Adjusted United States (non-GAAP measures)[4]	7.0%	1.5%	(0.4)%	—%	8.1%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Nine months ended September 30, 2026
Sales change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	0.4%	0.5%	(0.4)%	1.1%	1.6%
Remove manufactured PFAS products special item impact	2.9	—	—	—	2.9
Adjusted total Company (non-GAAP measures)[4]	3.3%	0.5%	(0.4)%	1.1%	4.5%
By geographic area
United States and Canada	0.6%	0.5%	(0.3)%	0.1%	0.9%
Remove manufactured PFAS products special item impact	2.8	—	—	(0.1)	2.7
Adjusted United States and Canada (non-GAAP measures)[4]	3.4%	0.5%	(0.3)%	—%	3.6%

Latin America	3.0%	—%	(0.2)%	5.3%	8.1%
Remove manufactured PFAS products special item impact	0.5	—	—	—	0.5
Adjusted Latin America (non-GAAP measures)[4]	3.5%	—%	(0.2)%	5.3%	8.6%

China	0.7%	0.1%	(0.4)%	4.4%	4.8%
Remove manufactured PFAS products special item impact	2.0	(0.1)	—	0.1	2.0
Adjusted China (non-GAAP measures)[4]	2.7%	—%	(0.4)%	4.5%	6.8%

Other Asia	0.1%	0.2%	(0.1)%	(2.7)%	(2.5)%
Remove manufactured PFAS products special item impact	4.8	—	—	(0.1)	4.7
Adjusted Other Asia (non-GAAP measures)[4]	4.9%	0.2%	(0.1)%	(2.8)%	2.2%

Europe, Middle East & Africa	(1.2)%	1.2%	(1.1)%	3.7%	2.6%
Remove manufactured PFAS products special item impact	3.3	0.1	(0.1)	0.1	3.4
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	2.1%	1.3%	(1.2)%	3.8%	6.0%
By particular country
United States	0.4%	0.4%	(0.3)%	—%	0.5%
Remove manufactured PFAS products special item impact	2.9	0.1	—	—	3.0
Adjusted United States (non-GAAP measures)[4]	3.3%	0.5%	(0.3)%	—%	3.5%

2026 forecast
Sales change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[5]	>3.5%	—%	—%	~1%	>4.5%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) and adjusted free cash flow (non-GAAP measures):

	Three months ended September 30,		Nine months ended September 30,
Major GAAP cash flow categories (dollars in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$486	$1,756	$2,046	$723
Net cash provided by (used in) investing activities	(2,089)	465	(2,512)	1,755
Net cash provided by (used in) financing activities	3,483	(1,208)	25	(3,399)

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Adjusted free cash flow (non-GAAP measure) (dollars in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$486	$1,756	$2,046	$723
Adjustments for special items:
Net costs/(recoveries) for significant litigation and PFAS exit after-tax payment impacts	894	(200)	1,577	2,803
Divestiture costs after-tax payment impacts	—	26	—	85
TCJA transition tax payment	—	—	—	211
Business acquisition-related costs	23	—	23	—
Transformation actions after-tax payment impacts	50	—	93	—
Manufactured PFAS products after-tax payment impacts	—	(60)	51	(92)
Total adjustments for special items	967	(234)	1,744	3,007
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[6]	$1,453	$1,522	$3,790	$3,730
Purchases of property, plant and equipment (PPE)	(256)	(218)	(704)	(662)
Manufactured PFAS products impact - removing related purchases of PPE	—	6	—	15
Adjusted purchases of PPE (non-GAAP measure)[6]	$(256)	$(212)	$(704)	$(647)
Adjusted free cash flow (non-GAAP measure)[6]	$1,197	$1,310	$3,086	$3,083

	Year ended December 31,
Adjusted free cash flow (non-GAAP measure) (dollars in millions)	2025	2024
Net cash provided by (used in) operating activities	$2,306	$1,819
Adjustments for special items:
Net costs/(recoveries) for significant litigation after-tax payment impacts	2,817	3,831
Divestiture costs and divestiture-related restructuring after-tax payment impacts	102	374
TCJA transition tax payment	211	193
Transformation actions after-tax payment impacts	11	—
Manufactured PFAS products after-tax payment impacts	(183)	(229)
Total adjustments for special items	2,958	4,169
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[6]	$5,264	$5,988
Purchases of property, plant and equipment (PPE)	(910)	(1,181)
Manufactured PFAS products impact - removing related purchases of PPE	20	70
Adjusted purchases of PPE (non-GAAP measure)[6]	$(890)	$(1,111)
Adjusted free cash flow (non-GAAP measure)[6]	$4,374	$4,877
63M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact is determined by the amount, timing, and applicable tax rates for the actual cash tax payments, which may differ from the timing of the related pre-tax cash payments or underlying transactions.

(Dollars in billions)	2026 forecast
Net cash provided by (used in) operating activities	~$5.9
Adjustments for special items[5]	—
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[5,6]	~$5.9
Purchase of property, plant and equipment (PPE)	~$1.1
Adjusted free cash flow (non-GAAP measure)[5,6]	~$4.8

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation and PFAS exit:
•Net costs for significant litigation relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, Combat Arms Earplugs, and certain divested business matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), legal costs, and insurance recoveries, along with the associated tax impacts. Associated tax impacts of significant litigation include impacts on Foreign-Derived Deduction Eligible Income ("FDDEI"), Net Controlled Foreign Corporation Tested Income ("NCTI"), foreign tax credits, and tax costs of repatriation. PFAS exit costs include amounts outside of significant litigation related to impacted site disposition and treatment post-first quarter 2026 completion of substantive PFAS product sales. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. In the third quarter of 2026 and 2025, 3M reflected net pre-tax cash (receipts)/payments of $1 billion and $(32) million, respectively, related to net costs for significant litigation and PFAS exit. In the first nine months of 2026 and 2025, 3M reflected net pre-tax cash (receipts)/payments of $2.0 billion and $3.3 billion, respectively, related to net costs for significant litigation and PFAS exit.
Amortization and business acquisition-related costs
•These include acquired intangible asset amortization and business acquisition-related costs that further include:
◦Transaction, integration, and inventory fair value step-up costs
◦Adjustments to redeemable noncontrolling interest and change in value of venture derivative.
◦In the third quarter and first nine months of 2026, 3M reflected net pre-tax cash (receipts)/payments of $23 million related to business acquisition costs.
Gain/loss on business divestitures:
•In the third quarter of 2025, 3M classified a business as held for sale. In the first half of 2026, 3M reflected an adjustment to carrying it at its selling price less cost to sell. In the second quarter of 2026, 3M recorded a loss on the divestiture of its Dyneon GmbH subsidiary. In June 2025, 3M completed a divestiture for immaterial proceeds slightly below the business’ book value.
Divestiture costs and divestiture-related restructuring actions:
•Divestiture costs include limited costs that were not eligible to be included within discontinued operations related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. As a result of completion of the April 2024 separation of Solventum, this includes the tax cost of updating 3M’s previous indefinite reinvestment plans on past unrepatriated earnings through the period of the Separation’s close and to tax positions retained by 3M. 3M’s statement of cash flows includes the results of both continuing and discontinued operations. Therefore, in the context of amounts used in the determination of non-GAAP measures associated with cash flow and adjusted free cash flow, this special item further includes the broader extent of such costs included within discontinued operations, including interest expense on debt issued by Solventum for the period outstanding prior to the April 1, 2024 completion of the separation of Solventum from 3M and net tax costs of entity structuring associated with the separation of Solventum.
Manufactured PFAS products:
•These amounts relate to sales and income (loss) and associated activity regarding manufactured PFAS products that 3M exited by the end of 2025. Income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation, certain changes in working capital and accruals, and timing of associated payments.
Pension risk transfer charge:
•In 2024, 3M recorded a non-cash pension settlement charge reflected in other expense (income), net as a result of transferring a portion of its U.S. pension payment obligations and related plan assets to an insurance company.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA):
•In the second quarter of 2025, 3M made payments of $211 million related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.
Solventum ownership - change in value:
•This amount relates to the change in value of 3M's retained ownership interest in Solventum common stock reflected in other expense (income), net.
Transformation costs:
•These represent net costs associated with 3M's transformation program, intended as a structural redesign of longer-term manufacturing, distribution, and business process services and locations. Accordingly, 3M does not consider the nature or effect of this program to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, and day-to-day business strategy. Net costs include restructuring and other related items such as site closure, sale, moving and set-up, accelerated depreciation, and program management. In the third quarter and first nine months of 2026, 3M made pre-tax cash payments of $64 million and $137 million, respectively, associated with transformation costs.

About 3M
3M (NYSE: MMM) is focused on transforming industries around the world by applying science and creating innovative, customer-focused solutions. Our multi-disciplinary team is working to solve tough customer problems by leveraging diverse technology platforms, differentiated capabilities, global footprint, and operational excellence. Discover how 3M is shaping the future at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s News Center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contact:
Diane Farrow, 612-202-2449
Media Contact:
3MNews@mmm.com